SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)
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NATIONWIDE MUTUAL FUNDS
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NATIONWIDE MUTUAL FUNDS
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

September 21, 2011

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide International Value Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of AllianceBernstein L.P. (“Alliance”) as subadviser to the Fund. These changes became effective on July 19, 2011. The Trust has received an exemptive order from the Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full information statement will also be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until December 31, 2011.

The Board approved the replacement of Alliance with UBS Global AM upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund. This recommendation was based on several factors, including:

•	the desire to seek a new subadviser that will provide a less volatile “core value” strategy in order to both improve the Fund’s performance and its sales growth;
•	Alliance has a similar mutual fund product to the Fund competing for sales within the same retail channels, potentially limiting sales growth of the Fund ;and
•	UBS Global AM’s internal resources, including research analysts and other portfolio management personnel, that would be used to subadvise the Fund.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide International Value Fund (the “Fund”). All shareholders of record, as of the date hereof, will receive this Information Statement. This Information Statement will be sent to shareholders on or about September 29, 2011. The Information Statement is also available online at www.nationwide.com/mutualfundsshareholdernews. The Trust has received an exemptive order (the “Manager of Managers Order”) from the Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval, provided, among other things, that the Fund send to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board. NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective July 19, 2011, UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) began serving as subadviser to the Fund, replacing AllianceBernstein L.P. (“Alliance”). As a result of this change, the assets of the Fund previously subadvised by Alliance are now subadvised by UBS Global AM.

UBS Global AM is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board. UBS Global AM is paid by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of UBS Global AM, located at One North Wacker Drive, Chicago, IL 60606, as the new subadviser to the Fund. UBS Global AM began serving as the Fund’s subadviser on July 19, 2011, following action taken by the Board on June 15, 2011 to approve UBS Global AM as subadviser to the Fund. The decision by the Board to approve UBS Global AM as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadvisers, NFA is responsible for communicating performance expectations to, and evaluating the performance of, each subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

As part of its ongoing monitoring duties, NFA reviewed the performance of the Fund and the investment strategy used by the subadviser.  NFA determined that while Alliance’s bottom-up fundamental research approach was satisfactory, its deep value style produced a volatile and cyclical return pattern that exceeded the risk tolerance of a typical value equity retail investor.  This deep value bias, combined with a lack of rigorous macroeconomic analysis, contributed to the Fund’s volatile performance throughout 2008 and during the second quarter of 2010. In addition, NFA determined that the Fund was unable to compete effectively against other retail mutual funds, especially among third party broker-dealers. In view of this information, NFA conducted a formal search for a single subadviser that would replace Alliance.

NFA employed a subadviser selection process that was driven by qualitative, quantitative and risk-related criteria, including performance record, investment strategies, and strength and depth of management. For those potential subadvisers that met the performance requirements, a number of other factors were applied, including how the potential subadviser’s strategy had performed during both up and down markets, and whether its style and process was appropriate for a single-manager retail mutual fund. Discussions and on-site due diligence visits were then conducted with the potential subadvisers that met NFA’s qualitative, quantitative, and risk due diligence processes.

UBS

Of the potential subadvisers that were evaluated, NFA found UBS Global AM to be the most qualified and appropriate candidate to subadvise the Fund, considering the results of a detailed due diligence process as well as the Fund’s investment objective and strategies. UBS’s investment process seeks diversification broadly among companies of all sizes that are located outside the United States (including those located in emerging market countries), but reserves the right to invest a substantial portion of the Fund’s assets in one or more countries if economic and business conditions warrant such investments. Using a team-managed approach, UBS employs a “value” style of investing, replying upon its disciplined price-to-intrinsic value approach that seeks to take advantage of pricing anomalies in the markets. In selecting securities, UBS’s investment team focuses on, among other things, identifying discrepancies between a security’s fundamental value and its market price. UBS generally will sell a security when: (1) the share price is fully valued or a better opportunity is identified, (2) it no longer meets UBS’s valuation criteria, or (3) its anticipated gains are materially delayed.

Nick Irish, ASIP, is responsible for the day-to-day management of the Fund, including the selection of the Fund’s investments.  Mr. Irish has access to global analysts and other members of the Core/Value Global Equities team who are responsible for researching, projecting cash flow and providing a basis for determining which securities are attractively valued.  Mr. Irish works closely with the analysts to decide how to structure the Fund.

Mr. Irish is a Senior Portfolio manager on the Core/Value Global Equities team, a member of the Global Equity Portfolio Management team and a Managing Director of UBS Global AM.  Mr. Irish joined UBS Global AM in March 2008 and previously was a senior global equity portfolio manager of HSBC Halbis since 2005, where he co-managed HSBC Halbis’ equity portfolios.  Prior to that, Mr. Irish spent 11 years at Schroders, most recently as one of two global equity portfolio managers responsible for their integrated global equity products.  He is a regular member of CFA Society of the UK.

Based on the foregoing considerations, NFA recommended to the Board that it approve UBS as subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in-person on June 15, 2011, the Board, including the Trustees who are not considered “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of Alliance as subadviser to the Fund and the hiring of UBS Global AM as its new subadviser. The Trustees were provided with detailed materials relating to UBS Global AM in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the replacement of Alliance with UBS Global AM and the possible effect on the Fund. The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by UBS Global AM, as Subadviser. The Board considered the information provided by NFA relating to Alliance, and reviewed the strength of UBS’s fundamental investment process. The Board also examined and considered the experience of the investment personnel of UBS that would be managing the Fund. The Board concluded that the nature and extent of services were consistent with industry norms and that the quality of services was expected to be good.

Investment Performance. The Board evaluated the Fund’s investment performance and considered the performance of the portfolio manager who was expected to manage the Fund on behalf of UBS Global AM. The Board also reviewed the comparative performance of the Fund based on data provided by Lipper. The Trustees found  that the historical investment performance record of the portfolio managers  who were expected to manage the Fund on behalf of UBS Global AM, in combination with various other factors, supported  the conclusion that the prospects for satisfactory investment performance were reasonable.

Fee Level. The Board considered the Fund’s overall fee level and noted that the overall expenses of the Fund would not increase due to the subadvisory agreement, as UBS Global AM’s fees are paid out of the advisory fee that NFA receives from the Fund. The Board concluded that the subadvisory fees to be paid to UBS Global AM were fair and reasonable in relation to the services and benefits provided to the Fund.

Economies of Scale. The Board noted that the Fund’s current advisory and subadvisory fee schedules do not include breakpoints. The Board considered whether economies of scale would likely be realized as the Fund grows and whether a reduction in the subadvisory fees paid by the Fund by means of breakpoints would be appropriate. The Board concluded that the asset levels of the Fund were currently not so large as to warrant formal contractual breakpoints at this time.

Profitability; Fall-Out Benefits. The Board considered the factor of profitability to UBS Global AM as a result of the subadvisory relationship with the Fund. In addition, the Board considered whether any “fall-out” or ancillary benefits would accrue to UBS Global AM as a result of its relationship with the Fund. However, since UBS Global AM ‘s subadvisory relationship is new with respect to the Fund, it was not possible to accurately assess either factor at this time.

Terms of the Subadvisory Agreement. The Board reviewed the terms of the subadvisory agreement and noted that the non-compensatory terms are substantially similar in all material respects as the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The Board concluded that the terms were fair and reasonable.

Conclusion. Based on the totality of multiple factors taken together, instead of any single factor, the Board concluded that the approval of the subadvisory agreement was in the best interests of the Fund and its shareholders and unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with UBS Global AM, dated July 19, 2011 (the “Agreement”), was approved by the Board on June 15, 2011. In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement has an initial term that expires on May 1, 2013 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60-day written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the Fund, or UBS Global AM. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual fee payable by NFA to UBS Global AM (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund would not increase because of the Agreement, as UBS Global AM’s fee is paid out of the advisory fee that NFA receives from the Fund.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to UBS Global AM and for overseeing and reviewing the performance of UBS Global AM. UBS Global AM is required to manage the Fund in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage. Under the Agreement, UBS Global AM is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers UBS Global AM selects and to negotiate commissions to be paid on such transactions. In doing so, UBS Global AM is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, UBS Global AM and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement or violation of applicable law.

UBS Global AM is required, under the Agreement, to indemnify NFA, the Trust, the Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of UBS Global AM’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA is required to indemnify UBS Global AM for any liability and expenses which may be sustained by UBS Global AM unless they were the result of UBS Global AM’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory changes. These provisions include a requirement that UBS Global AM establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits UBS Global AM to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between UBS Global AM and other subadvisers to funds affiliated with the Fund.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website - http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT UBS GLOBAL AM

UBS Global AM is located at One North Wacker Drive, Chicago, IL 60606. The following table sets forth the name and principal occupation of the principal executive officer and each director of UBS Global AM. The address of each person listed below is One North Wacker Drive, Chicago, IL 60606.

Name	Title
Shawn Keith Lytle	President and Director
John Cyril Moore	Chief Financial Officer and Director
Barry Mitchell Mandinach	Director

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended October 31, 2010, the Fund paid the amounts to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 11, 2011. The Investment Advisory Agreement was last approved by Fund shareholders on April 25, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60-day written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of July 19, 2011, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of July 19, 2011, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of July 19, 2011, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of UBS Global AM as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of UBS Global AM, nor do any such Officers or Trustees own securities issued by UBS Global AM or have any other material direct or indirect interest in UBS Global AM.

The Trust will furnish without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Mutual Funds,

/s/ Eric E. Miller

Eric E. Miller, Secretary

September 21, 2011

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to UBS Global AM (as a percentage of the Fund’s average daily net assets under UBS Global AM’s management) is set forth in the following table.

Fund	Subadvisory Fees
Nationwide International Value Fund	0.36% on all Subadviser Assets

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund	Advisory Fees
Nationwide International Value Fund	0.85% of average daily net assets

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2010. The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
Nationwide International Value Fund	$ 1,073,550

EXHIBIT D

As of July 19, 2011, the Fund had issued outstanding the shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
Nationwide International Value Fund
Class A	68,793.319
Class C	2,975.334
Institutional Class	4,005.223
Institutional Service Class	18,104,792.009

EXHIBIT E

As of July 19, 2011, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the class Held by the Shareholder

Nationwide International Value Fund - Class A	Shares Owned	Percentage Held
WILLIAM COATES III	24,325.182	35.36%
Shelburne, VT 05482

BARBARA HENNIGAR	6,832.663	9.93%
Centennial, CO 80112

THOMAS FENSTEMACHER	6,817.873	9.91%
Manitou Beach, MI 49253

NATIONWIDE INSURANCE COMPANY	6,264.375	9.12%
Qpva
P O Box 182029
Columbus, OH 43218
DAVID JAMES	4,742.058	6.90%
580 Amanda Northern Rd Nw
Lancaster, OH 43130
Nationwide International Value Fund - Class C
	Shares Owned	Percentage Held
PATRICIA P CLARK	1,037.273	34.86%
Ashaway, RI 02804

NATIONWIDE MUTUAL INSURANCE COMPANY	1,033.038	34.72%
1 Nationwide Plz 1-33-13
Columbus, OH 43215

SUSAN M TEE	722.475	24.28%
Spencer, MA 01562
Nationwide International Value Fund - Institutional Class
	Shares Owned	Percentage Held
NATIONWIDE MUTUAL INSURANCE COMPANY	4,005.223	100.00%
1 Nationwide Plz 1-33-13
Columbus, OH 43215
Nationwide International Value Fund - Institutional Service Class
	Shares Owned	Percentage Held
NATIONWIDE LIFE INSURANCE COMPANY	8,919,488.842	49.27%
Dcva
PO BOX 182029
COLUMBUS OH 43218
NATIONWIDE LIFE INSURANCE COMPANY	6,555,028.136	36.21%
Naco
Po Box 182029
Columbus, OH 43218
NATIONWIDE TRUST COMPANY FSB	959,489.325	5.30%
Gpva
Po Box 182029
Columbus, OH 43218
NATIONWIDE LIFE INSURANCE COMPANY	951,712.032	5.26%
Participating Retirement Plans Ntc-Plns
Po Box 182029
Columbus, OH 43218